Exhibit 99.1

Creative Learning Corporation Enters Into Share Exchange Agreement to Acquire DriveItAway, Inc., Forming Wholly Owned Subsidiary; DriveItAway to Become the Operating Business Led by DriveItAway Management Team.

Milpitas, CA and Haddonfield, NJ December 9, 2021: Creative Learning Corporation (“Creative” or the “Company”) (OTCQB:CLCN), DriveItAway, Inc., a Delaware corporation (“DIA”), an industry leader in new mobility platforms for automobile dealers, and the existing shareholders of DIA executed an Agreement and Plan of Share Exchange (the “Share Exchange Agreement”), under which the Company would acquire all of the issued and outstanding common stock of DIA by issuing one share of Series A Convertible Preferred Stock (the “Series A Preferred”) of the Company for each outstanding share of DIA common stock (the “Share Exchange”). As a result of the Share Exchange, DIA will become a wholly-owned subsidiary of the Company upon the closing of the transaction, and shareholders of DriveItAway, Inc. will become the beneficial owners of approximately 85% of the Company’s common stock following the closing. Upon the closing, DriveItAway, with its revolutionary subscription to purchase technology, will become the operating business of the Company and will be led by the DriveItAway management team, which will focus exclusively on automotive mobility technologies and programs. Closing of the Share Exchange is subject to a number of conditions, and is expected to occur in January 2022.

“Our technology and platform is unique in the marketplace, as it enables those that are cash or credit challenged the ability to buy the vehicle of choice, from any car dealer chosen, in a transparent, easy and risk free subscription to ownership way, building credit and equity with every payment,” says DriveItAway Founder and CEO, John F. Possumato. “This transaction will allow us to expand much more rapidly and help more people on a national basis.”

Possumato continues, “We believe the timing for this strategic initiative is perfect, as DriveItAway just recently launched a national ownership program for employers to help them relieve their labor shortage issues with its “pay as you go” vehicle purchase program, which will help entry level employees get to work and enable employers to hire and incentivize new workers in an ESG mission-based way. DriveItAway is also soon to launch a pilot program enabling cash or credit challenged consumers the ability to “drive to own” EV vehicles, as up until now entry level consumers have been left out or ignored in participating in current EV vehicle growth.’’

Separately, the Company has entered into an agreement to sell its current learning business, which consists of its five wholly-owned subsidiaries. following the closing of the Share Exchange to an entity affiliated with Chris Rego, the current Chief Executive Officer of Creative.

CEO of Creative Learning Corporation, Chris Rego said, “This transaction will open an exciting new chapter for our learning business, customers, franchise owners, and team members. We will continue to execute our long-term strategy and focus on delivering best-in-class STEAM solutions to our customers as a private enterprise. We have made solid progress executing this strategy over the past two years, but we recognize that it will take more time, investment, patience to reach our goals. As a private company, it allows us to be more aggressive in gaining market share, investing in the R&D of new products, and focusing on franchise sales and our franchise owners. We will be more agile and effective than we have ever been.”

About John F. Possumato

John F. Possumato, is a noted consultant, author and speaker in the automotive industry, and is the Founder and CEO of DriveItAway Inc, which provides a turn-key cloud platform/consumer app enabling dealers to offer new mobility solutions, including subscription-to-purchase options. A serial automotive industry entrepreneur and a dealership owner veteran, Possumato has over 30 years of car industry leadership experience. He is also an attorney, a graduate of the Law School at the University of Pennsylvania (J.D.) and the Wharton School of Business (B.S.), is a member of the Bar of the State of Pennsylvania, was a founding Board member of the International Automotive Remarketers Alliance, and past Counsel to the Board of Directors of the Automotive Fleet and Leasing Association. He most recently helped create the Drive For Freedom Foundation, a nonprofit created to alleviate the “Poverty of the Carless.

About DriveItAway

DriveItAway is the first national dealer focused mobility platform that enables automobile dealers to sell more vehicles in a seamless way through eCommerce, with its exclusive Pay as You Go app-based subscription program. DriveItAway provides a comprehensive turn-key, solutions driven program with proprietary mobile technology and driver app, insurance coverages and training to get dealerships up and running quickly and profitably in emerging online sales opportunities. For general information, please visit email info@driveitaway.com, or visit www.driveitaway.com.

About Creative Learning Corporation

Operating under the trade names of Bricks 4 Kidz, Bricks 4 Kidz eLearning LLC and Sew Fun Studios, offers educational and enrichment programs to children ages 3-13+. Through a unique franchise business model that includes proprietary model builds, curriculum and marketing strategies, the Company provides a wide variety of programs designed to enhance students’ problem solving and critical thinking skills. With international locations in 35 countries, we have sparked learning and creativity serving millions of students in our various programs for more than 11 years. www.creativelearningcorp.com

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, whether Creative will complete the exchange within the timeframe anticipated or at all, whether Creative will realize any of the anticipated benefits from the exchange, and other risks and uncertainties, including those detailed in Creative’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, Quarterly Reports on Form 10-Q for the quarters ended December 31, 2020, March 31, 2021, and June 30, 2021, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect Creative’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Creative cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Creative is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Creative does not intend to do so.

CONTACT INFORMATION:

Creative Learning Corporation

Robyn Ewing

Executive Director of Marketing and Technology

rewing@creativelearningcorp.com

www.creativelearningcorp.com

DriveItaway Inc.

John F. Possumato

Chief Executive Officer

(203) 601 6571

john@driveitaway.com